Exhibit 99.01
Diamond Reports Record Sales and Earnings and Increases Guidance
•	Retail net sales grew 63 percent, fueled by the addition of Kettle and double-digit organic snack sales growth;

•	Earnings more than doubled leading to non-GAAP EPS growth of 90%;

•	Raising full-year non-GAAP EPS guidance to $2.45 to $2.51.
SAN FRANCISCO, CA, March 8, 2011 — Diamond Foods, Inc. (NASDAQ: DMND) today reported record sales growth and a more than doubling of earnings in its second quarter of fiscal 2011. The company is increasing full-year non-GAAP earnings per share (EPS) guidance by $0.02 to a range of $2.45 to $2.51, while at the same time increasing its fiscal year advertising investment to a range of $43 million to $45 million. Advertising is being increased to provide support for distribution of new products, which gained widespread customer support in the past few months.
For the three months ended January 31, 2011, diluted EPS grew 67 percent to $0.87 compared to $0.52 for the prior year’s comparable period. Excluding $0.9 million in integration costs related to the Kettle acquisition last March, non-GAAP EPS was up 90 percent to $0.91 compared to $0.48 for the prior year’s quarter. Retail sales grew 63 percent to $215.6 million and snack sales increased 133 percent over last year due to both the addition of Kettle and strong organic growth in snack revenues.
“We achieved double-digit organic sales growth in our snack portfolio due to securing key new distribution in the club, mass and drug channels,” said Michael J. Mendes, Chairman, President and CEO. “To support these new distribution gains, we plan to increase our advertising investment during the remainder of the year, which we believe will position our portfolio for continued growth in the future.”
Corporate Highlights
•	The launch of Emerald Breakfast on the go! extends the brand’s footprint into the Convenient Breakfast category, which more than doubles Emerald’s addressable markets. In the first four weeks on shelf, Breakfast on the go! scanned in 59 percent of U.S. grocery stores[1].
•	Emerald brand revenue grew double-digits in the quarter, excluding new product slotting, primarily due to distribution gains in non-scanned channels. Emerald’s distribution increased 800 basis points to 85% distribution in all outlets[2]. The brand set a new market share record in the grocery channel at 11.6 percent by gaining 150 basis points of market share[1].

•	Pop Secret achieved significant new distribution in the mass merchandise channel expanding distribution with over 1900 additional stores. In the club channel, the brand has been authorized in 300 outlets with a new 38-count better-for-you 100 calorie item. The brand gained 130 basis points of market share in all outlets[2].

•	Shelf space for Kettle Brand potato chips doubled in 1,000 mass merchandise stores and increased significantly in several grocery retailers while Kettle Brand TIAS! distribution continued to expand in the quarter with authorizations in the natural, mass and club channels. Kettle Brand’s dollar sales continued to outpace the category growth rate by more than two times resulting in an increase in market share of ten basis points[3]. In the natural channel, where Kettle is already the largest brand in the salty snack category, market share increased 20 basis points[4].

•	In the U.K., Kettle significantly outpaced category growth and increased share in the premium segment by 80 basis points[5] during the key holiday selling period. Sales of Kettle Ridge crisps and multi-packs led the growth along with continued strong performance in the impulse channel.

•	Diamond of California culinary revenue was up seven percent in the quarter and the brand continued to lead the category with a market share of 28 percent, which is eight times larger than the next branded competitor[3].

•	A quarterly dividend of $0.045 per share was paid on February 4, 2011 to shareholders of record as of January 28, 2011.

Sources: [1]Nielsen, U.S. Grocery, 4 weeks ending February 19, 2011; [2]Nielsen U.S. FDMx, 12 weeks ending February 19, 2011; [3]Nielsen U.S Grocery, 12 weeks ending February 19, 2011; [4]SPINSscan Natural Supermarkets, 12 weeks ending January 22, 2011; [5]Nielsen EPOS Total Market, Adult and Hand Cooked segment, 12 weeks ending January 22, 2011.
Financial Highlights
Net sales during the quarter were $257.6 million, 40 percent above the prior year, and retail sales were $215.6 million, up 63 percent, driven by significant snack revenue growth due to the addition of Kettle and strong organic snack sales. In-shell retail sales were up 15 percent driven by strong sell through during the holiday season. Non-retail sales declined 19 percent, reflecting a decrease in North American Ingredient/Foodservice revenue as a result of the USDA school lunch program not being offered this year.
For the quarter, gross profit as a percentage of net sales was 27.5 percent compared to 22 percent in the prior year period. The increase in gross margin was mainly due to favorable product mix and the result of cost efficiency initiatives.
Selling, general and administrative expense (SG&A) was $24.0 million during the quarter, or 9.3 percent of net sales. Advertising expense was on plan at $10.0 million for the quarter. A greater portion of consumer support will be spent in the second half of the fiscal year.

The effective tax rate was 34.2 percent for the quarter.
EBITDA grew 81 percent to $83.4 million year to date.
As of January 31, 2011, net debt outstanding was $525.4 million, a reduction of $21.6 million from the first fiscal quarter.
Financial Outlook
For the third quarter of fiscal 2011, we expect non-GAAP EPS of between $0.45 and $0.50 and net sales of between $210 million to $220 million.
For the full year of fiscal 2011, we now expect net sales of between $925 million and $950 million compared to $920 million and $945 million previously, which implies growth of 36 percent to 40 percent above fiscal 2010. We are raising non-GAAP EPS guidance by $0.02 to a range of $2.45 to $2.51, which implies net income growth of between 53 percent and 57 percent over fiscal 2010 non-GAAP results. This guidance reflects:
•	Snack sales raised to $545 million to $560 million from $540 million to $560 million;

•	Gross margin growth of 200 to 300 basis points over 2010;

•	Planned infrastructure investments in SG&A;

•	Advertising investment increased to $43 million to $45 million from $40 million to $43 million;

•	Operating income as a percent of net sales of 11 percent to 12 percent, excluding acquisition and integration costs, reflecting a 150 to 250 basis point increase over 2010;

•	EBITDA of $138 million to $143 million compared to $135 million to $140 million previously, which reflects growth of 63 percent to 68 percent over the prior year period;

•	An effective tax rate of 32 percent to 34 percent;

•	Capital expenditures in the range of $35 million to $40 million.
Conference Call
Diamond will host an investor conference call and web cast today, March 8, 2011, at 4:30 p.m. Eastern Time to discuss these results. To participate in the call via telephone, dial (866) 575-6540 from the U.S./Canada or (913) 312-0659 elsewhere and enter a participant pass code of 825-4401. In order to listen to the call over the internet, visit our website at www.diamondfoods.com and select “Investor Relations.”
Archived audio replays of the call will be available on our website or via telephone. The latter will begin at 7:30 p.m. Eastern Time today, and remain available through 7:30 p.m. Eastern Time on March 15, 2011. It can be accessed by dialing (888) 203-1112 from the U.S./Canada or (719) 457-0820 elsewhere. Both phone numbers require the participant pass code listed above.
To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com/ and select “email alerts.”

Financial Summary
Net Sales by Product Line:

	Three months ended			Six months ended
	January 31,			January 31,
			% Prior			% Prior
(in thousands)	2011	2010	Year	2011	2010	Year

Snack	$135,024	$57,880	133%	$272,648	$117,713	132%
Culinary	68,144	63,518	7%	135,819	128,242	6%
In-shell	12,474	10,850	15%	34,926	30,449	15%

Total retail	215,642	132,248	63%	443,393	276,404	60%

International non-retail	36,793	36,039	2%	57,808	59,158	-2%
N. American Ingredient/Food Service and Other	5,157	15,882	-68%	8,957	29,248	-69%

Total non-retail	41,950	51,921	-19%	66,765	88,406	-24%

Total	$257,592	$184,169	40%	$510,158	$364,810	40%

Summarized Statement of Operations:

	Three months ended		Six months ended
	January 31,		January 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

Net sales	$257,592	$184,169	$510,158	$364,810
Cost of sales	186,736	143,591	375,706	278,741

Gross profit	70,856	40,578	134,452	86,069
Operating expenses:
Selling, general and administrative	24,011	15,338	47,114	28,835
Advertising	9,968	12,150	22,437	18,442
Acquisition and integration related expenses	937	—	1,436	—

Total operating expenses	34,916	27,488	70,987	47,277

Income from operations	35,940	13,090	63,465	38,792
Interest expense, net	5,992	916	12,109	2,164

Income before income taxes	29,948	12,174	51,356	36,628
Income taxes	10,228	3,360	17,422	12,884

Net income	$19,720	$8,814	$33,934	$23,744

Earnings per share (EPS):
Basic	$0.90	$0.53	$1.55	$1.43
Diluted	$0.87	$0.52	$1.51	$1.39
Shares used to compute EPS:
Basic	21,565	16,280	21,519	16,280
Diluted	22,221	16,764	22,031	16,735
Summarized Balance Sheet Data:

	January 31,
(in thousands)	2011	2010

Cash & equivalents	$2,276	$11,962
Trade receivables, net	80,590	54,652
Inventories	215,697	149,053
Current assets	323,704	233,055
PP&E, net	117,022	50,916
Other intangible assets, net	451,745	96,951
Goodwill	404,078	75,243
Current liabilities, excluding debt	193,421	156,147
Total debt	548,900	97,522
Stockholders’ equity	428,661	197,165

Non-GAAP Financial Information
We have provided the following non-GAAP financial information for the three and six months ended January 31, 2011 and 2010.
Reconciliation of income before income taxes to non-GAAP EPS:

	Three months ended		Six months ended
	January 31,		January 31,
(in thousands, except per share amounts)	2011	2010	2011	2010

GAAP income before income taxes	$29,948	$12,174	$51,356	$36,628

Adjustments to remove costs associated with Kettle Foods acquisition and integration and fees for tax projects	937	475	1,436	475

Non-GAAP income before income taxes	30,885	12,649	52,792	37,103

GAAP income taxes	10,228	3,360	17,422	12,884
Tax effect of Non-GAAP adjustments	(36)	1,131	(1)	1,131

Non-GAAP income taxes	10,192	4,491	17,421	14,015

Non-GAAP net income	$20,693	$8,158	$35,371	$23,088

Non-GAAP EPS-diluted	$0.91	$0.48	$1.58	$1.35

Shares used in computing Non-GAAP EPS-diluted *	22,631	17,113	22,438	17,076

*	Includes shares associated with participating securities
Reconciliation of net income to EBITDA:

	Three months ended		Six months ended
	January 31,		January 31,
(in thousands)	2011	2010	2011	2010

Net income	$19,720	$8,814	$33,934	$23,744
Income taxes	10,228	3,360	17,422	12,884

Income before income taxes	29,948	12,174	51,356	36,628
Interest expense, net	5,992	916	12,109	2,164

Income from operations	35,940	13,090	63,465	38,792

Acquisition and integration related expenses, and fees for tax projects included in operating expenses	937	475	1,436	475
Stock-based compensation expense	1,936	830	3,516	1,401
Depreciation and amortization	7,506	2,798	14,978	5,432

EBITDA	$46,319	$17,193	$83,395	$46,100

About Diamond’s non-GAAP Financial Measures
This release contains non-GAAP financial measures of Diamond’s performance (“non-GAAP measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.
Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods. Diamond’s non-GAAP financial measures include adjustments for the following items:
•	In the second quarter of fiscal 2011, $0.9 million in costs were incurred as a result of the integration of Kettle Foods.

•	In the first quarter of fiscal 2011, $0.5 million in costs were incurred as a result of the integration of Kettle Foods.

•	In the second quarter of fiscal 2010, $0.5 million in fees were incurred primarily to achieve $1 million in various prior period R&D and other tax credits, including costs to file amended tax returns.

•	EBITDA is used by management as a measure of operating performance. EBITDA is defined as net income before interest expense, income taxes, equity compensation, depreciation, amortization, and other non-operating expenses, including the aforementioned integration costs. We believe that EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.
Diamond’s management uses non-GAAP measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the non-GAAP measures is that they exclude significant expenses and gains required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, Diamond presents the non-GAAP measures in connection with GAAP results, and recommends that investors do not give undue weight to them. Diamond believes that non-GAAP measures provide useful information to investors by allowing them to view the business through the eyes of management, facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

Note regarding forward-looking statements
This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including projections of Diamond’s results. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this release. Some factors that could cause actual results to differ from our expectations include availability and pricing of raw materials, loss of key customers, an increase in competition and risks of integrating acquired businesses and entering markets in which we have limited experience. A more extensive list of factors that could materially affect our results can be found in Diamond’s periodic filings with the Securities and Exchange Commission. They are available publicly and on request from Diamond’s Investor Relations Department.
About Diamond
Diamond Foods is a high-growth innovative packaged food company focused on building, acquiring and energizing brands including Kettle chips, Emerald® snacks, Pop Secret® popcorn, and Diamond of California® culinary and snack nuts. Our products are distributed in a wide range of stores where snacks and culinary nuts are sold.
Corporate Web Site: www.Diamondfoods.com
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Contacts

Investors:	Media:
Linda Segre	Stephen Sibert
Senior Vice President	Vice President
Corporate Strategy	Corporate Affairs and Communications
lsegre@diamondfoods.com	ssibert@diamondfoods.com
415-445-7444	415-445-7444